Exhibit 99.2
BANKRUPTCY COURT GRANTS MOTION
AUTHORIZING THE ACQUISITION OF ASSETS AND
DEPOSITS OF FREMONT INVESTMENT & LOAN BY
CAPITALSOURCE
(BREA, CALIFORNIA) — July 17, 2008: Fremont General Corporation (the “Company” or “FGC”)(OTC: FMNTQ), doing business primarily through its wholly-owned bank subsidiary, Fremont Investment & Loan (“FIL” or the “Bank”), announced today that the United States Bankruptcy Court for the Central District of California, Santa Ana Division (“Bankruptcy Court”) issued a court order (“Order”) granting the motion filed by the Company on June 23, 2008, which sought approval to consummate the acquisition by CapitalSource Inc. (“CapitalSource”), through its newly formed wholly-owned California industrial bank subsidiary, CapitalSource Bank (in organization), of a substantial portion of FIL’s assets, including all of FIL’s branches, and the assumption of all of FIL’s deposits pursuant to the terms of the Purchase and Assumption Agreement, dated April 13, 2008 (“Purchase Agreement”). The Order accomplishes this by authorizing the Company, as the sole shareholder of Fremont General Credit Corporation, a California corporation and the direct parent company of FIL (“FGCC”), to direct FGCC to vote its shares of FIL, which represent 100% of FIL shares, to consummate the transactions contemplated by the Purchase Agreement.
Entry of the Order by the Bankruptcy Court satisfies a significant closing condition pursuant to the Purchase Agreement. It is expected that the transaction will close prior to July 31, 2008, subject to the parties satisfying the remaining closing conditions.
The Company wishes to continue to make clear that FIL has NOT filed for bankruptcy and was not included as part of the Company’s bankruptcy filing. FIL continues to operate its business in the normal course. The bankruptcy filing by the Company does not impact the banking operations of FIL or affect its Federal Deposit Insurance Corporation (“FDIC”) insurance of deposit accounts, which continue to the fullest extent provided by law.
About Fremont General
Fremont General Corporation is a financial services holding company with $8.8 billion in total assets, at September 30, 2007. The Company is engaged in deposit gathering through a retail branch network located in the coastal and Central Valley regions of Southern California through its wholly-owned bank subsidiary, Fremont Investment & Loan. Fremont Investment & Loan funds its operations primarily through deposit accounts sourced through its 22 retail banking branches which are insured up to the maximum legal limit by the FDIC.
The Retail Banking Division of the Bank continues to offer a variety of savings and money market products as well as certificates of deposits across its 22 branch network.

Customer deposits remain fully insured by the FDIC up to at least $100,000 and retirement accounts remain insured separately up to an additional $250,000.
To find out more about Fremont General, or to subscribe to the Company’s email alert feature for notification of Company news and events, please visit www.fremontgeneral.com.
Regulatory Filings
The Company’s periodic reports as filed with the Securities and Exchange Commission (“SEC”) can be accessed at www.fremontgeneral.com and on the EDGAR’s section of the SEC’s website at www.sec.gov.
Forward-Looking Statements
This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Company and its subsidiaries. These statements and the Company’s reported results herein are not guarantees of future performance or results and there can be no assurance that actual developments and economic performance will be those anticipated by the Company. Actual developments and/or results may differ significantly and adversely from historical results and those anticipated by the Company for the fiscal year ending December 31, 2008 as a result of various factors which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Reports on Form 10-Q, and its reports on Form 8-K and other documents filed by the Company with the SEC from time to time. The Company does not undertake to update or revise forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws.
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